      As Filed with the Securities and Exchange Commission on June 2, 2000
                                                Registration No. 333-

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      OLYMPIC CASCADE FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 36-4128138
        (State of Incorporation)            (I.R.S. Employer Identification No.)
  875 NORTH MICHIGAN AVENUE, SUITE 1560                     60611
               CHICAGO, IL                               (Zip Code)
(Address of Principal Executive Offices)


                      OLYMPIC CASCADE FINANCIAL CORPORATION
                             2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

                               STEVEN A. ROTHSTEIN
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                ROBERT H. DASKAL
                             CHIEF FINANCIAL OFFICER
                      OLYMPIC CASCADE FINANCIAL CORPORATION
         875 NORTH MICHIGAN AVENUE, SUITE 1560, CHICAGO, ILLINOIS 60611
                     (Name and Address of Agent For Service)

                                 (312) 751-8833
          (Telephone Number, Including Area Code, of Agent For Service)

                  Please send copies of all communications to:
                                ARTHUR DON, ESQ.
                              D'ANCONA & PFLAUM LLC
         111 EAST WACKER DRIVE, SUITE 2800, CHICAGO, ILLINOIS 60601-4205
                                 (312) 602-2000

                                          CALCULATION OF REGISTRATION FEE
=====================================================================================================================
  Title of Securities          Amount to be          Proposed Maximum        Proposed Maximum           Amount of
    to be Registered            Registered            Offering Price        Aggregate Offering       Registration Fee
                                                     Per Share (1)(2)          Price (1)(2)
---------------------------------------------------------------------------------------------------------------------
     Common Stock,            500,000 shares              $6.50                 $3,250,000               $903.50
     $.02 par value
=====================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), to the extent additional shares of Olympic Cascade Financial Corporation (the "Company") Common Stock may be issued or issuable as a result of stock splits, the employee benefit plan described herein or other distributions declared at any time by the Company's Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover such additional Common Stock.

(2) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the average of the high and low prices of the shares of the Common Stock as reported by The Nasdaq SmallCap Market on May 31, 2000.



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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified in Part I are being separately provided to the participants in the 2000 Stock Option Plan (the "Plan") as specified by Rule 428(b)(1).








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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
                The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act"), are hereby incorporated by reference:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended September 24, 1999;

          (b)   the Company's Form 10-Q for the quarter ended December 31, 1999.

          (c)   the Company's Form 10-Q for the quarter ended March 31, 2000.

          (d) all other reports filed by the Company pursuant to 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
                Not applicable.

Item 5. Interests of Named Experts and Counsel.
                Not applicable

Item 6. Indemnification of Officers and Directors.
           The Company's bylaws provide that the Company shall indemnify and advance the expenses of individual directors, officers, employees and agents against costs, judgments and other financial liability resulting from any action alleged to have been taken or omitted by such individual. The bylaws permit such indemnification if, among other things, the proposed indemnity acted in good faith with reasonable belief that the conduct was in, or at least not opposed to, the best interests of the Company, and in the case of a criminal proceeding, with a reasonable belief that the conduct was not unlawful. The Company has obtained insurance on behalf of any person who is or was a director, officer or employee or agent of the Company or is or was serving at the request of the Company as an officer, employee, or agent of another corporation, partnership, joint venture, trust other enterprise or employee benefit plan, against any liability arising out of that person's status as such, whether or not the Company would have the power to indemnify that person against such liability.

Item 7. Exemption from Registration Claimed.
                Not applicable.




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Item 8. Exhibits.  The following is a complete list of exhibits filed as a part of this Registration Statement:


        Exhibit No.  Document
        -----------  --------

           4.1       Olympic Cascade Financial Corporation 2000 Stock Option
                     Plan

           5.1 Opinion of D'Ancona & Pflaum LLC dated May __, 2000 regarding the legality of shares of Common Stock being registered.

           23.1      Consent of Feldman Sherb Horowitz & Co., P.C.

           23.2      Consent of Moss Adams LLP

           23.3      Consent of D'Ancona & Pflaum LLC (included in Exhibit 5.1).

Item 9.  Undertakings.

                The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Commission promulgated under the Act:

(a)(1) to file during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(a)(1)(i) to include any prospectus required by Section 10(a)(3) of the Act;

(a)(1)(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(a)(1)(iii) to include any additional or changed material information in the Plan not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(a)(1)(iii)(2)  to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering, for determining liability under the Act; and

(a)(1)(iii)(3)  to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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(c)             Insofar as indemnification for liabilities arising under the
                Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the Registration has been advised that in the opinion of the Commission, such is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

          Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 31, 2000.

                      OLYMPIC CASCADE FINANCIAL CORPORATION

                                  By:  /s/ Steven A. Rothstein
                                       --------------------------------------
                                       Steven A. Rothstein, Chairman,
                                       President and Chief Executive Officer

                                  By:  /s/ Robert H. Daskal
                                       --------------------------------------
                                       Robert H. Daskal, Senior Vice President,
                                       Treasurer, Secretary and Chief Financial
                                       Officer

                                  By:  /s/ David M. Williams
                                       --------------------------------------
                                       David M. Williams, Chief Accounting
                                       Officer and Controller


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Steven A. Rothstein and Robert H. Daskal, each as his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                        Title                        Date
---------                                        -----                        ----

/s/ Steven A. Rothstein          Chairman, President and Chief Executive      May 31, 2000
-----------------------
Steven A. Rothstein                             Officer


/s/ Gary A. Rosenberg                           Director                      May 31, 2000
-----------------------
Gary A. Rosenberg


/s/James C. Holcomb, Jr.                        Director                      May 31, 2000
-----------------------
James C. Holcomb, Jr.


/s/ D.S. Patel                                  Director                      May 31, 2000
-----------------------
D.S. Patel



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Exhibit No.       Document
-----------       --------
    4.1           Olympic Cascade Financial Corporation 2000 Stock Option Plan

    5.1 Opinion of D'Ancona & Pflaum LLC dated May __, 2000 regarding the legality of shares of Common Stock being registered.

    23.1          Consent of Feldman Sherb Horowitz & Co., P.C.

    23.2          Consent of Moss Adams LLP

    23.3          Consent of D'Ancona & Pflaum LLC (included in Exhibit 5.1).





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